    As filed with the Securities and Exchange Commission on August 14, 1998.

                                        Registration No.333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                          -------------------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    under
                         THE SECURITIES ACT OF 1933

                          -------------------------

                        THE WILLIAMS COMPANIES, INC.
             (Exact name of issuer as specified in its charter)

           Delaware                                        73-0569878
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                         Identification No.)

      One Williams Center                                     74172
        Tulsa, Oklahoma                                    (Zip Code)
(Address of principal executive offices)

                          -------------------------

                    THE WILLIAMS COMMUNICATIONS STOCK PLAN

                             (Full title of plan)

                          -------------------------

                            DAVID M. HIGBEE, ESQ.
                         The Williams Companies, Inc.
                             One Williams Center
                               Tulsa, OK  74172
                                (918) 573-2000
          (Name, address and telephone number of agent for service)

                          -------------------------

                       CALCULATION OF REGISTRATION FEE


===========================================================================================================
                                                    Proposed              Proposed
                                                    Maximum               Maximum
    Title of                  Amount                Offering              Aggregate             Amount of
 Securities to                to be                 Price                 Offering             Registration
 be Registered              Registered              Per Unit(1)           Price(2)                 Fee
-----------------------------------------------------------------------------------------------------------

Common Stock,
  ($1 par value)    2,000,000(3)                    $ 29 3/16             $ 58,375,000         $ 17,221
===========================================================================================================

(1) Estimated based on the reported New York Stock Exchange composite transactions closing price on August 11, 1998.

(2)      Estimated solely for the purpose of calculating the filing fee.

(3) Includes an equal number of Rights issuable under The Williams Companies, Inc. Rights Plan.
===============================================================================

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

       The following documents are hereby incorporated by reference and made a part of this Registration Statement:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

       (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1998.

       (c) The Company's Current Reports on Form 8-K dated February 22, April 27, May 18, and July 22, 1998.

       (d) "Description of Capital Stock of the Company following the Merger" pp. 55-57 of The Company's Registration Statement on Form S-4, No. 333-44963, filed January 27, 1998.

       All reports subsequently filed by the Company and the Plan pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

       The consolidated financial statements and schedule of the Company appearing in the Company's Current Report on Form 8-K dated May 18, 1998, for the three years ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which is based in part on the report of Deloitte & Touche LLP, independent auditors, (which report expresses an unqualified opinion and includes explanatory paragraphs relating to certain litigation to which MAPCO Inc. is a defendant and the change in its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13). Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in auditing and accounting.

       The reports of independent auditors relating to the audited consolidated financial statements and schedules of the Company in any documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering to the extent covered by consents thereto filed with the Securities and Exchange Commission will be incorporated by reference in reliance upon the reports of such independent auditors pertaining to such financial statements given upon the authority of such independent auditors as experts in auditing and accounting.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company is empowered by Section 145 of the General Corporation Law of Delaware, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Company. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The By-laws of the Company provide for indemnification by the Company of its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. In addition, the Company has entered into indemnity agreements with its directors and certain officers providing for, among other things, the indemnification of and the advancing of expenses to such individuals to the fullest extent permitted by law, and, to the extent insurance is maintained, for the continued coverage of such individuals.

       Policies of insurance are maintained by the Company under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

ITEM 8.  EXHIBITS.

        *(4.1)  --      Restated Certificate of Incorporation of Williams
                        (filed as Exhibit 4(a) to Form 8-B Registration
                        Statement, filed August 20, 1987).

        *(4.2)  --      Certificate of Amendment of Restated Certificate of
                        Incorporation, dated May 20, 1994 (filed as Exhibit
                        3(d) to Form 10-K for the fiscal year ended December
                        31, 1994).

        *(4.3)  --      Certificate of Amendment of Restated Certificate of
                        Incorporation, dated May 15, 1997 (filed as Exhibit 4.3 to the Registration Statement on Form S-8, filed
                        November 21, 1997).

        *(4.4)  --      Certificate of Amendment of Restated Certificate of
                        Incorporation, dated February 26, 1998 (filed as
                        Exhibit 3(d) to Form 10-K for the year ended December
                        31, 1997).

        *(4.5)  --      Certificate of Increase of Authorized Number of Shares
                        of Shares A Junior Participating Preferred Stock, dated
                        January 26, 1989 (filed as Exhibit 3(c) to Form 10-K for the year ended December 31, 1988).

        *(4.6)  --      Certificate of Increase of Authorized Number of Shares
                        of Series A Junior Participating Preferred Stock, dated
                        February 5, 1996 (filed as Exhibit 3(f) to Form 10-K for the year ended December 31, 1995).

        *(4.7)  --      Certificate of Increase of Authorized Number of Shares
                        of Series A Junior Participating Preferred Stock, dated
                        December 30, 1997 (filed as Exhibit 3(g) to Form 10-K for the year ended December 31, 1997).

        *(4.8)  --      Certificate of Designation with respect to the $3.50
                        Cumulative Convertible Preferred Stock (filed as
                        Exhibit 3.1(c) to the Prospectus and Information
                        Statement to Amendment No. 2 to the Registration
                        Statement on Form S-4, filed March 30, 1995).

        *(4.9)  --      By-laws of Williams, as amended, (filed as Exhibit 3 to
                        Form 10-Q for the quarter ended September 30, 1996).

        *(4.10) --      Form of Senior Debt Indenture between the Company and
                        Chase Manhattan Bank (formerly Chemical Bank), Trustee, relating to the 10 1/4% Debentures, due 2020; the 9 3/8% Debentures, due 2021; the 8 1/4% Notes, due 1998;
                        Medium-Term Notes (9.10%-9.31%), due 2001; the 7 1/2%
                        Notes, due 1999, and the 8 7/8% Debentures, due 2012
                        (filed as Exhibit 4.1 to Form S-3 Registration
                        Statement No. 33-33294, filed February 2, 1990).

        *(4.11) --      U.S. $1,000,000,000 Amended and Restated Credit
                        Agreement, dated as of July 23, 1997, among Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A. as agent (filed as Exhibit
                        4(c) to Form 10-K for the year ended December 31,
                        1997).

        *(4.12) --      Form of Senior Debt Indenture between the Company and
                        The First National Bank of Chicago, Trustee, relating to 6.50% Notes due 2002; 6.625% Notes due 2004;
                        floating rate notes due 2000; 6 1/8% Notes due 2001;
                        6 1/8% Mandatory Putable/Remarketable Securities due
                        2012; 6.20% Notes due 2002; and 6.50% Notes due 2006
                        (filed as Exhibit 4.1 to Registration Statement on Form
                        S-3 filed September 8, 1997).

        *(4.13) --      Form of Debenture representing $360,000,000 principal
                        amount of 6% Convertible Subordinated Debenture Due
                        2005 (filed as Exhibit 4.7 to the Registration
                        Statement on Form S-8, filed August 30, 1996).

        *(4.14) --      Form of Warrant to purchase 22,611,441 shares of the
                        Common Stock of the Company (filed as exhibit 4.8 to the Registration Statement on Form S-8, filed August
                        30, 1996).

        *(4.15) --      Rights Agreement, dated as of February 6, 1996, between
                        Williams and First Chicago Trust Company of New York
                        (filed as Exhibit 4 to Williams Form 8-K, dated January
                        21, 1996).

       (5.1)    --      Opinion and Consent of David M. Higbee, Esq., Secretary
                        and Counsel for the Company, relating to the validity of the securities.

      (23.1)    --      Consent of David M. Higbee (contained in Exhibit 5.1).

      (23.2)    --      Consent of Ernst & Young LLP.

      (23.3)    --      Consent of Deloitte & Touche LLP.

      (24.1)    --      Power of Attorney.

      (24.2)    --      Certified copy of resolution authorizing signatures
                        pursuant to Power of Attorney.

      (99)      --      The Williams Communications Stock Plan

-----------------------------

* The exhibits have heretofore been filed with the Securities and Exchange Commission as part of the filing indicated and are incorporated herein by reference.


ITEM 9.  UNDERTAKINGS.

         (a) Rule 415 offering. Include the following if the securities are registered pursuant to Rule 415 under the Securities Act:

                The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      Provided, however, That paragraphs (a)(1)(i) and
                      (a)(1)(ii) of this Section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
                      Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
                Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tulsa and State of Oklahoma on the 14th day of August, 1998.


                                       THE WILLIAMS COMPANIES, INC.
                                       (Registrant)



                                       By      s/David M. Higbee
                                         -------------------------------
                                                (David M. Higbee,
                                                Attorney-in-fact)


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 14, 1998:


             SIGNATURE                                      TITLE
             ---------                                      -----


            *                                               Chairman of the Board, President
--------------------------                                    and Chief Executive Officer
          Keith E. Bailey                                     (Principal Executive Officer)


            *                                               Senior Vice President
--------------------------                                    (Principal Financial Officer)
         Jack D. McCarthy


            *                                               Controller
--------------------------                                    (Principal Accounting Officer)
          Gary R. Belitz


            *                                               Director
--------------------------
           Glenn A. Cox


                                                            Director
--------------------------
       Thomas H. Cruikshank


            *                                               Director
--------------------------
         William E. Green


            *                                               Director
--------------------------
        Patricia L. Higgins


            *                                               Director
--------------------------
           W. R. Howell


            *                                               Director
--------------------------
        Robert J. LaFortune


            *                                               Director
--------------------------
          James C. Lewis

           *                                                Director
--------------------------
        Jack A. MacAllister


           *                                                Director
--------------------------
         Frank T. MacInnis


           *                                                Director
--------------------------
          Peter C. Meinig


           *                                                Director
--------------------------
            Kay A. Orr


           *                                                Director
--------------------------
         Gordon R. Parker


           *                                                Director
--------------------------
        Joseph H. Williams



*By  s/David M. Higbee
   -----------------------------------
   (David M. Higbee, Attorney-in-fact)

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                                                      DESCRIPTION
-------                                                     -----------

 *(4.1)      --      Restated Certificate of Incorporation of Williams (filed as Exhibit 4(a) to Form 8-B Registration
                     Statement, filed August 20, 1987).

 *(4.2)      --      Certificate of Amendment of Restated Certificate of Incorporation, dated May 20, 1994 (filed as
                     Exhibit 3(d) to Form 10-K for the fiscal year ended December 31, 1994).

 *(4.3)      --      Certificate of Amendment of Restated Certificate of Incorporation, dated May 15, 1997 (filed as
                     Exhibit 4.3 to the Registration Statement on Form S-8, filed November 21, 1997).

 *(4.4)      --      Certificate of Amendment of Restated Certificate of Incorporation, dated February 26, 1998 (filed as Exhibit 3(d) to Form 10-K for the year ended December 31, 1997).

 *(4.5)      --      Certificate of Increase of Authorized Number of Shares of Shares A Junior Participating Preferred
                     Stock, dated January 26, 1989 (filed as Exhibit 3(c) to Form 10-K for the year ended December 31,
                     1988).

 *(4.6)      --      Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred
                     Stock, dated February 5, 1996 (filed as Exhibit 3(f) to Form 10-K for the year ended December 31,
                     1995).

 *(4.7)      --      Certificate of Increase of Authorized Number of Shares of Series A Junior Participating Preferred
                     Stock, dated December 30, 1997 (filed as Exhibit 3(g) to Form 10-K for the year ended December 31,
                     1997).

 *(4.8)      --      Certificate of Designation with respect to the $3.50 Cumulative Convertible Preferred Stock (filed as Exhibit 3.1(c) to the Prospectus and Information Statement to Amendment No. 2 to the
                     Registration Statement on Form S-4, filed March 30, 1995).

 *(4.9)      --      By-laws of Williams, as amended, (filed as Exhibit 3 to Form 10-Q for the quarter ended September
                     30, 1996).

 *(4.10)     --      Form of Senior Debt Indenture between the Company and Chase Manhattan Bank (formerly Chemical
                     Bank), Trustee, relating to the 10 1/4% Debentures, due 2020; the 9 3/8% Debentures, due 2021; the
                     8 1/4% Notes, due 1998; Medium-Term Notes (9.10%-9.31%), due 2001; the 7 1/2% Notes, due 1999, and
                     the 8 7/8% Debentures, due 2012 (filed as Exhibit 4.1 to Form S-3 Registration Statement No. 33-
                     33294, filed February 2, 1990).

 *(4.11)     --      U.S. $1,000,000,000 Amended and Restated Credit Agreement, dated as of July 23, 1997, among
                     Williams and certain of its subsidiaries and the banks named therein and Citibank, N.A. as agent
                     (filed as Exhibit 4(c) to Form 10-K for the year ended December 31, 1997).

 *(4.12)     --      Form of Senior Debt Indenture between the Company and The First National Bank of Chicago, Trustee,
                     relating to 6.50% Notes due 2002; 6.625% Notes due 2004; floating rate notes due 2000; 6 1/8% Notes due 2001; 6 1/8% Mandatory Putable/Remarketable Securities due 2012; 6.20% Notes due 2002; and
                     6.50% Notes due 2006 (filed as Exhibit 4.1 to Registration Statement on Form S-3 filed September 8,
                     1997).

 *(4.13)     --      Form of Debenture representing $360,000,000 principal amount of 6% Convertible Subordinated
                     Debenture Due 2005 (filed as Exhibit 4.7 to the Registration Statement on Form S-8, filed August
                     30, 1996).

 *(4.14)     --      Form of Warrant to purchase 22,611,441 shares of the Common Stock of the Company (filed as exhibit
                     4.8 to the Registration Statement on Form S-8, filed August 30, 1996).

 *(4.15)     --      Rights Agreement, dated as of February 6, 1996, between Williams and First Chicago Trust Company of
                     New York (filed as Exhibit 4 to Williams Form 8-K, dated January 21, 1996).

 (5.1)       --      Opinion and Consent of David M. Higbee, Esq., Secretary and Counsel for the Company, relating to the validity of the securities.

 (23.1)      --      Consent of David M. Higbee (contained in Exhibit 5.1).

 (23.2)      --      Consent of Ernst & Young LLP.

 (23.3)      --      Consent of Deloitte & Touche LLP.

 (24.1)      --      Power of Attorney.

 (24.2)      --      Certified copy of resolution authorizing signatures pursuant to Power of Attorney.

 (99)        --      The Williams Communications Stock Plan.